Exhibit 5.1

                                  Law Office of
Kenneth G. Alberstadt
111 Broadway, 18th Floor
New York, New York 10006

                    November 22, 2004

Board of Directors
Ventiv Health Inc.
Vantage Court North
200 Cottontail Lane
Somerset, New Jersey 08873

Ventiv Health Inc.
Deferred Compensation Plan

Ladies and Gentlemen:

We have acted as counsel for Ventiv Health, Inc., Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's registration statement on Form S-8 (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), for the registration under the Securities Act of up to $20,000,000 in deferred compensation obligations under the Company's Deferred Compensation Plan (the "Plan"). Capitalized terms used and not defined in this opinion have the meanings ascribed to them in the Registration Statement. You have requested that we furnish our opinion as to matters hereinafter set forth.

In rendering this opinion, we have relied upon, among other things, our examination of certain records of the Company, including, without limitation, the Company's Certificate of Incorporation, the Company’s Bylaws, as amended, and resolutions of the Board of Directors. We have also examined certificates of the Company’s officers and of public officials and have reviewed such questions of law and made such other inquiries, as we have deemed necessary or appropriate for the purpose of rendering this opinion. As to various questions of fact material to this opinion, we have also relied upon representations and warranties of the Company and upon such certificates and other instruments of officers of the Company and public officials furnished to us by the Company, in each case without independent investigation or verification.

In addition, without any independent investigation or verification, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies, (iii) the authority of all persons signing any document other than the officers of the Company, where applicable, signing in their capacity as such, (iv) the enforceability of all the documents we have reviewed in accordance with their respective terms against the parties thereto, and (v) the truth and accuracy of all matters of fact set forth in all certificates and other instruments furnished to us.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the deferred compensation obligations of the Company arising upon the deferral of participant compensation in accordance with the Plan will be the legally valid and binding obligations of the Company enforceable in accordance with the terms of the Plan, except as limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

No opinion is expressed herein with respect to any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any new facts that might effect any view expressed herein after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

The foregoing opinion is delivered to the Board of Directors of the Company in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose.

LAW OFFICE OF
KENNETH G. ALBERSTADT

By   /s/ Kenneth G. Alberstadt
Member